                                                                 EXHIBIT 4(uuuu)

                            Merrill Lynch & Co. Inc.
                                    [LOGO]

Common Stock
See reverse for certain definitions

Incorporated under the laws of the State of Delaware.

/s/                                                       /s/

Secretary                                                 Chairman of the Board

                                    [SEAL]

NUMBER                                                                  SHARES

K

This Certifies that                                  SEE LEGEND ON REVERSE SIDE

is the owner of                                             [CUSIP 590188 10 8]

                                    COMMON
           fully paid and nonassessable shares of Common Stock of Merrill Lynch & Co., Inc., transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
    This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

(C) SECURITY-COLUMBIAN  UNITED STATES BANKNOTE COMPANY

Countersigned and
Registered: /s/
           ---------------------

Transfer Agent
and Registrar:  ChaseMellon Shareholder Services, L.L.C.

Authorized Signature:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Merrill Lynch & Co., Inc. (the "Company") and Chemical Bank (the "Rights Agent") dated as of December 16, 1987 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

        ChaseMellon Shareholder Services, L.L.C. is successor to Chemical Bank as Rights Agent.

                                                        MERRILL LYNCH & CO. INC.
--------------------------------------------------------------------------------

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent or Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Phrase Abbreviation               Equivalent                            Phrase Abbreviation        Equivalent
JT TEN                            As joint tenants, with right of            TEN BY ENT        As tenants by the
                                  survivorship and not as tenants                                  entireties
                                  in common

TEN IN COM                    As tenants in common                      UNIF GIFT MIN ACT      Uniform Gifts to
                                                                                                           Minors Act
Word                                                 Word                                     Word
Abbreviation                 Equivalent              Abbreviation       Equivalent            Abbreviation          Equivalent


ADM                          Administrator(s)        EST                Estate, Of            PAR                   Paragraph
                             Administratrix                             estate of
                                                     EX                 Executor(s),          PL                    Public Law
                                                                        Executrix
AGMT                         Agreement               FBO                For the benefit       TR                    (As)
                                                                        of                                          trustee(s),
                                                                                                                    for, of
ART                          Article                 FDN                Foundation            U                     Under
CH                           Chapter                 GDN                Guardian(s)           UA                    Under agreement
CUST                         Custodian for           GDNSHP             Guardianship          UW                    Under will of,
                                                                                                                    Of will of,
DEC                          Declaration             MIN                Minor(s)                                    Under last will
                                                                                                                    & testament
====================================================================================================================================


For value received, ____________________ hereby sell, assign and transfer unto


________________________________________________________________________________
Please print or typewrite name and address of assignee
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
Please insert Social Security or other indentifying number of assignee

________________________________________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint________________________________________________ Attorney, to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated________________

        ---------------------------------------------------
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
        WITH THE NAME AS WRITTEN UPON THE FACE OF THE
        CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
        OR ENLARGEMENT OR ANY CHANGE WHATEVER.


SIGNATURE(S)
GUARANTEED:
           ----------------------------------------------------------------
           THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
           GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.